EXHIBIT 99.2

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                                                                MAXCOR FINANCIAL
                                                                ----------------
FOR IMMEDIATE RELEASE


                MAXCOR FINANCIAL GROUP INC. ANTICIPATES 4Q PROFIT

         NEW YORK, January 26, 2001 - Maxcor Financial Group Inc. (Nasdaq: MAXF) today announced that, based on preliminary and unaudited figures, it expects to report a net operating profit of approximately $0.02 per common share for its fourth quarter ended December 31, 2000, on revenues of approximately $36.6 million. By contrast, for the fourth quarter of 1999, the Company reported a net operating loss of approximately ($0.14) per common share, on revenues of approximately $32.8 million.

         The Company expects that total net income for the fourth quarter of 2000 will be approximately $0.01 per common share, reflecting the inclusion of certain non-operating items such as goodwill amortization and restructuring charges associated with some of the Company's foreign locations. In the fourth quarter of 1999, the Company's total net loss was approximately the same as its net operating loss, or ($0.14) per common share.

         Separately, the Company also announced that its Board has authorized the expansion of its existing stock repurchase program by up to an additional 787,869 shares, or 10% of the Company's currently outstanding common stock. This authorization is in addition to the original May 2000 repurchase authorization of 833,744 shares (10% of the Company's outstanding common stock at that time), which, as of the beginning of this week, had been completely utilized.

         Maxcor Financial Group Inc. (WWW.MAXF.COM), through its various Euro Brokers entities, is a leading domestic and international inter-dealer brokerage firm specializing in interest rate and currency derivatives, emerging market debt products, cash deposits and other money market instruments, repurchase agreements, corporate bonds, federal agency bonds and other fixed income securities, and certain energy products. Maxcor Financial Inc. is the Company's U.S. registered broker-dealer subsidiary, and Maxcor Financial Asset Management Inc. is the Company's SEC registered investment adviser subsidiary. The Company employs in excess of 500 persons and maintains principal offices in New York, London, and Tokyo, with other international offices in Geneva and Mexico City.


CONTACT:          Maxcor Financial Group Inc., New York
                  Investor Relations: Roger Schwed, (212) 748-7000

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THIS RELEASE CONTAINS CERTAIN "FORWARD-LOOKING" STATEMENTS MADE PURSUANT TO THE
"SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEREVER POSSIBLE, THE COMPANY HAS IDENTIFIED THESE FORWARD-LOOKING STATEMENTS BY WORDS SUCH AS "BELIEVES," "ANTICIPATES," "EXPECTS," "INTENDS" AND SIMILAR PHRASES. SUCH FORWARD-LOOKING STATEMENTS, WHICH DESCRIBE THE COMPANY'S CURRENT BELIEFS CONCERNING FUTURE BUSINESS CONDITIONS AND THE OUTLOOK FOR THE COMPANY, ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. ACTUAL RESULTS OR PERFORMANCE COULD DIFFER MATERIALLY FROM THAT EXPECTED BY THE COMPANY. UNCERTAINTIES INCLUDE FACTORS SUCH AS MARKET AND ECONOMIC CONDITIONS, THE SUCCESS OF TECHNOLOGY DEVELOPMENT AND DEPLOYMENT, THE STATUS OF RELATIONSHIPS WITH EMPLOYEES, CUSTOMERS AND CLEARING FIRMS, POSSIBLE THIRD-PARTY LITIGATIONS OR OTHER UNANTICIPATED CONTINGENCIES, THE ACTIONS OF COMPETITORS, AND GOVERNMENT REGULATORY CHANGES. REFERENCE IS MADE TO THE "CAUTIONARY STATEMENTS" SECTION OF THE COMPANY'S 1999 ANNUAL REPORT ON FORM 10-K AND TO THE COMPANY'S SUBSEQUENT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION FOR A FULLER DESCRIPTION OF THESE AND ADDITIONAL UNCERTAINTIES. THE FORWARD-LOOKING STATEMENTS MADE HEREIN ARE ONLY MADE AS OF THE DATE OF THIS PRESS RELEASE, AND THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE SUCH FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.
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